February 2025

Preliminary Pricing Supplement No. 6,781

Registration Statement Nos. 333-275587; 333-275587-01

Dated February 26, 2025

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Market Linked Securities—Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due March 5, 2030

Fully and Unconditionally Guaranteed by Morgan Stanley

￭Linked to an unequally weighted basket composed of the EURO STOXX 50® Index (40.00% weighting), the Nikkei Stock Average (25.00% weighting), the FTSE® 100 Index (17.50% weighting), the Swiss Market Index (10.00% weighting) and the S&P®/ASX 200 Index (7.50% weighting) (each referred to as a “basket component”)

￭The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley.

￭Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the face amount of the securities, depending on the performance of the basket from the starting level to the ending level. The maturity payment amount will reflect the following terms:

￭If the level of the basket is greater than or equal to the starting level, you will receive the face amount plus a return equal to the greater of (i) a contingent minimum return of at least 53.65% of the face amount (to be determined on the pricing date) and (ii) 100% of the percentage increase in the level of the basket from its starting level

￭If the level of the basket decreases but the decrease is not more than 25%, you will be repaid the face amount

￭If the level of the basket decreases to a level less than the threshold level, you will have full downside exposure to the decrease in the level of the basket from the starting level, and you will lose more than 25%, and possibly all, of the face amount

￭The threshold level is equal to 75% of the starting level

￭Investors may lose up to 100% of the face amount

￭These long-dated securities are for investors who seek an equity index-based return and who are willing to risk their investment and forgo current income in exchange for the uncapped participation rate and contingent minimum return feature that applies to a limited range of performance of the basket

￭The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment

￭These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any securities included in the basket components

The current estimated value of the securities is approximately $945.60 per security, or within $40.00 of that estimate. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components, instruments based on the basket components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 4.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$36.20	$963.80
Total	$	$	$

(1) Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $36.20 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $30.00 per security, and WFA may receive a distribution expense fee of $1.20 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2) In respect of certain securities sold in this offering, we may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3) See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Principal at Risk Securities dated November 16, 2023 Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Morgan Stanley Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities—Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due March 5, 2030

Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	March 5, 2030†, subject to postponement if the calculation day is postponed*
Market measure:

An unequally weighted basket (the “Basket”) composed of the following basket components, with the weighting percentages noted parenthetically: the EURO STOXX 50® Index (the “SX5E Index”) (40.00%), the Nikkei Stock Average (the “NKY Index”) (25.00%), the FTSE® 100 Index (the “UKX Index”) (17.50%), the Swiss Market Index (the “SMI Index”) (10.00%) and the S&P®/ASX 200 Index (the “AS51 Index”) (7.50%) (each referred to as a “basket component” and collectively as the “basket components”).

Maturity payment amount:

At maturity, the maturity payment amount per $1,000 face amount of securities will be determined as follows:

●If the ending level is greater than or equal to the starting level: $1,000 plus the greater of:

(i)the contingent minimum return; and

(ii)$1,000 × basket return × upside participation rate

●If the ending level is less than the starting level, but greater than or equal to the threshold level:

$1,000; or

●If the ending level is less than the threshold level:

$1,000 + ($1,000 × basket return)

If the ending level is less than the threshold level, you will lose more than 25%, and possibly all, of the face amount of your securities at maturity.

Contingent minimum return:

At least 53.65% of the face amount (at least $536.50 per security), to be determined on the pricing date. The contingent minimum return is payable only if the ending level is greater than or equal to the starting level.

Basket return:	The percentage change from the starting level to the ending level, measured as follows: ending level – starting level starting level
Starting level:	100
Ending level:

The “ending level” will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 40.00% of the component return of the EURO STOXX 50® Index; (B) 25.00% of the component return of the Nikkei Stock Average; (C) 17.50% of the component return of the FTSE® 100 Index; (D) 10.00% of the component return of the Swiss Market Index; and (E) 7.50% of the component return of the S&P®/ASX 200 Index.

Component return:	The “component return” of a basket component will be equal to: final component level – initial component level initial component level
Upside participation rate:	100%
Initial component level:

With respect to the SX5E Index: , its closing level on the pricing date

With respect to the NKY Index: , its closing level on the pricing date

With respect to the UKX Index: , its closing level on the pricing date

With respect to the SMI Index: , its closing level on the pricing date

With respect to the AS51 Index: , its closing level on the pricing date

Final component level:	With respect to each basket component, the respective closing level on the calculation day
Calculation day:	February 28, 2030**†

February 2025 Page 2

Morgan Stanley Finance LLC

Market Linked Securities—Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due March 5, 2030

Threshold level:	75, which is equal to 75% of the starting level.
Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	February 28, 2025†
Original issue date:	March 5, 2025† (3 business days after the pricing date)
CUSIP / ISIN:	61778CQ65 / US61778CQ652
Listing:	The securities will not be listed on any securities exchange.
Agents:

Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”

†To the extent we make any change to the pricing date or original issue date, the calculation day and maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

* Subject to postponement pursuant to “General Terms of the Securities—Payment Dates” in the accompanying product supplement for principal at risk securities.

** Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities.

February 2025 Page 3

Morgan Stanley Finance LLC

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due March 5, 2030

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000 per security. We estimate that the value of each security on the pricing date will be approximately $945.60, or within $40.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the basket components. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components, instruments based on the basket components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent minimum return and the threshold level, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the basket components, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 5 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

February 2025 Page 4

Morgan Stanley Finance LLC

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due March 5, 2030

Investor Considerations

The Principal at Risk Securities Linked to a Basket Consisting of Five Indices due March 5, 2030 (the “securities”) may be appropriate for investors who:

￭Seek a contingent minimum return if the ending level is greater than or equal to the starting level and full exposure to the upside performance of the Basket above the contingent minimum return

￭Understand that if the ending level is less than the threshold level, they will be fully exposed to the decline in the Basket from the starting level and will receive significantly less than the face amount, and possibly nothing, at maturity

￭Understand that any positive return they will receive at maturity will depend on the ending level of the Basket

￭Are willing to forgo interest payments on the securities and dividends on securities included in the basket components

￭Are willing to hold the securities to maturity

The securities are not designed for, and may not be an appropriate investment for, investors who:

￭Seek an investment that produces periodic interest or coupon payments or other sources of current income

￭Seek a liquid investment or are unable or unwilling to hold the securities to maturity

￭Are unwilling to accept the risk that the ending level may decrease by more than 25% from the starting level, resulting in a loss of a significant portion or all of the initial investment

￭Seek full return of the face amount of the securities at maturity

￭Seek current income from their investments

￭Seek exposure to the basket components but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities

￭Are unwilling to accept our credit risk

￭Prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement for risks related to an investment in the securities. For more information about the Basket and the basket components, please see the information provided herein.

February 2025 Page 5

Morgan Stanley Finance LLC

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due March 5, 2030

Determining Maturity Payment Amount

At maturity, the maturity payment amount per $1,000 face amount of securities will be determined as follows:

February 2025 Page 6

Morgan Stanley Finance LLC

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due March 5, 2030

How the Securities Work

Payoff Diagram

The payoff diagram below illustrates the maturity payment amount on the securities based on a range of hypothetical basket returns and the following terms:

Face amount:	$1,000 per security
Hypothetical contingent minimum return:	53.65% of the face amount. The actual contingent minimum return will be determined on the pricing date.
Threshold level:	75% of the starting level

Securities Payoff Diagram

The Basket
The securities
Hypothetical Contingent Minimum Return of $536.50
$1,000 Face Amount
25% Contingent Downside Protection
Maturity payment amount per security
$1,800
$1,700
$1,600
$1,500
$1,400
$1,300
$1,200
$1,100
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
100%
-25%
53.65%
Basket return

February 2025 Page 7

Morgan Stanley Finance LLC

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due March 5, 2030

Scenario Analysis and Examples of Maturity Payment Amount at Maturity

The following scenario analysis and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Basket relative to the starting level. We cannot predict the ending level on the calculation day. You should not take the scenario analysis and these examples as an indication or assurance of the expected performance of the basket components. The numbers appearing in the examples below may have been rounded for ease of analysis. Notwithstanding anything to the contrary in the accompanying product supplement for principal at risk securities, the amount you will receive per $1,000 face amount of securities at maturity will be the maturity payment amount, defined and calculated as provided in this document. The following scenario analysis and examples illustrate the maturity payment amount on a hypothetical offering of the securities, based on the following terms*:

Investment term: 5 years

Starting level: 100

Threshold level: 75, which is 75% of the starting level

Hypothetical initial component level: For each basket component, 100

Hypothetical contingent minimum return: 53.65% of the face amount. The actual contingent minimum return will be determined on the pricing date.

* The hypothetical initial component level of 100 for each basket component has been chosen for illustrative purposes only and does not represent the actual initial component level of any basket component. The actual initial component level for each basket component and contingent minimum return will be determined on the pricing date and will be set forth under “Terms” above. For historical data regarding the actual closing levels of the basket components, see the historical information set forth herein.

Example 1 —The level of the Basket increases from a starting level of 100 to an ending level of 130.25.

Hypothetical final component level	SX5E Index: 130 NKY Index: 150 UKX Index: 110 SMI Index: 110 AS51 Index: 140
Hypothetical component return	SX5E Index: (130 – 100) / 100 = 30% NKY Index: (150 – 100) / 100 = 50% UKX Index: (110 – 100) / 100 = 10% SMI Index: (110 – 100) / 100 = 10% AS51 Index: (140 – 100) / 100 = 40%

Based on the hypothetical component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (30.00% × 40.00%) + (50.00% × 25.00%) + (10.00% × 17.50%) + (10.00% × 10.00%) + (40.00% × 7.50%)] = 130.25

Because the hypothetical ending level is greater than the starting level, the maturity payment amount per security would be equal to the principal amount of $1,000 plus a positive return equal the greater of:

(i) the contingent minimum return of $536.50; and

(ii) $1,000 × basket return × upside participation rate

$1,000 × 30.25%

= $302.50

Therefore, at maturity, investors receive $1,536.50 per security.

February 2025 Page 8

Morgan Stanley Finance LLC

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due March 5, 2030

Example 2 —The level of the Basket increases from a starting level of 100 to an ending level of 196.75.

Hypothetical final component level	SX5E Index: 200 NKY Index: 300 UKX Index: 110 SMI Index: 120 AS51 Index: 140
Hypothetical component return	SX5E Index: (200 – 100) / 100 = 100% NKY Index: (300 – 100) / 100 = 200% UKX Index: (110 – 100) / 100 = 10% SMI Index: (120 – 100) / 100 = 20% AS51 Index: (140 – 100) / 100 = 40%

Based on the hypothetical component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (100.00% × 40.00%) + (200.00% × 25.00%) + (10.00% × 17.50%) + (20.00% × 10.00%) + (40.00% × 7.50%)] = 196.75

Because the hypothetical ending level is greater than the starting level, the maturity payment amount per security would be equal to the principal amount of $1,000 plus a positive return equal the greater of:

(i) the contingent minimum return of $536.50; and

(ii) $1,000 × basket return × upside participation rate

$1,000 × 96.75%

= $967.50

Therefore, at maturity, investors receive $1,967.50 per security.

Example 3 —The level of the Basket decreases over the term of the securities from a starting level of 100 to an ending level of 85.375.

Hypothetical final component level:	SX5E Index: 70 NKY Index: 80 UKX Index: 95 SMI Index: 110 AS51 Index: 130
Hypothetical component return	SX5E Index: (70 – 100) / 100 = -30% NKY Index: (80 – 100) / 100 = -20% UKX Index: (95 – 100) / 100 = -5% SMI Index: (110 – 100) / 100 = 10% AS51 Index: (130 – 100) / 100 = 30%

Based on the hypothetical component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (-30.00% × 40.00%) + (-20.00% × 25.00%) + (-5.00% × 17.50%) + (10.00% × 10.00%) + (30.00% × 7.50%)] = 85.375

Because the ending level is less than the starting level, but is greater than or equal to the threshold level, the maturity payment amount would equal:

$1,000

February 2025 Page 9

Morgan Stanley Finance LLC

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due March 5, 2030

Example 4 — The level of the Basket decreases over the term of the securities from a starting level of 100 to an ending level of 54.

Hypothetical final component level:	SX5E Index: 50 NKY Index: 50 UKX Index: 60 SMI Index: 50 AS51 Index: 80
Hypothetical component return	SX5E Index: (50 – 100) / 100 = -50% NKY Index: (50 – 100) / 100 = -50% UKX Index: (60 – 100) / 100 = -40% SMI Index: (50 – 100) / 100 = -50% AS51 Index: (80 – 100) / 100 = -20%

Based on the hypothetical component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (-50.00% × 40.00%) + (-50.00% × 25.00%) + (-40.00% × 17.50%) + (-50.00% × 10.00%) + (-20.00% × 7.50%)] = 54

Because the ending level is less than the threshold level, the maturity payment amount would equal:

$1,000 + ($1,000 × basket return)

$1,000 + ($1,000 × -46%)

= $540.00

In this example, the ending level has declined below the threshold level. Because the ending level has declined below the threshold level, investors are fully exposed to the negative performance of the Basket. Investors receive a maturity payment amount of $540.

If the ending level is below the threshold level on the calculation day, the securities will be exposed on a 1-to-1 basis to the full decline in the level of the Basket. Under these circumstances, you will lose more than 25%, and possibly all, of the face amount of your securities at maturity.

February 2025 Page 10

Morgan Stanley Finance LLC

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due March 5, 2030

Scenario Analysis – Hypothetical Maturity Payment Amount for each $1,000 Face Amount of Securities.

Performance of the Basket*		Performance of the Securities(1)
Ending Level	Basket Return	Maturity Payment Amount	Return on Securities(2)
200	100.00%	$2,000.00	100.00%
190	90.00%	$1,900.00	90.00%
180	80.00%	$1,800.00	80.00%
170	70.00%	$1,700.00	70.00%
160	60.00%	$1,600.00	60.00%
153.65	53.65%	$1,536.50	53.65%
150	50.00%	$1,536.50	53.65%
140	40.00%	$1,536.50	53.65%
130	30.00%	$1,536.50	53.65%
120	20.00%	$1,536.50	53.65%
110	10.00%	$1,536.50	53.65%
105	5.00%	$1,536.50	53.65%
100(3)	0.00%	$1,536.50	53.65%
95	-5.00%	$1,000.00	0.00%
90	-10.00%	$1,000.00	0.00%
80	-20.00%	$1,000.00	0.00%
75	-25.00%	$1,000.00	0.00%
74	-26.00%	$740.00	-26.00%
60	-40.00%	$600.00	-40.00%
50	-50.00%	$500.00	-50.00%
40	-60.00%	$400.00	-60.00%
30	-70.00%	$300.00	-70.00%
20	-80.00%	$200.00	-80.00%
10	-90.00%	$100.00	-90.00%
0	-100.00%	$0.00	-100.00%

*The Basket excludes cash dividend payments on stocks included in the basket components.

(1) Assumes a contingent minimum return of 53.65% of the face amount. The actual contingent minimum return will be determined on the pricing date.

(2) The “Return on Securities” is the number, expressed as a percentage, which results from comparing the maturity payment amount per $1,000 face amount of securities to the purchase price of $1,000 per security.

(3) The starting level of the Basket.

February 2025 Page 11

Morgan Stanley Finance LLC

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due March 5, 2030

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest, and you will lose more than 25%, and possibly all, of the face amount of your securities at maturity if the ending level is less than the threshold level. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or repay a fixed amount of the face amount of the securities. If the ending level is less than the threshold level, which is 75% of the starting level, you will lose more than 25%, and possibly all, of the face amount of your securities at maturity. Investors may lose their entire investment in the securities.

￭Your ability to receive the contingent minimum return may terminate on the calculation date. If the ending level of the Basket is less than its threshold level, you will not be entitled to receive the contingent minimum return at maturity. Under these circumstances, you will lose more than 25%, and possibly all, of your principal amount at maturity.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. or any other dealer may be willing to purchase or sell the securities in the secondary market, including the level, volatility (frequency and magnitude of changes in level) and dividend yield of the basket components, interest and yield rates in the market, time remaining to maturity, geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket components or equities markets generally and which may affect the ending level of the Basket and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. The level of the basket components may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “EURO STOXX 50® Index Overview,” “Nikkei 225 Index Overview,” “FTSE® 100 Index Overview,” “Swiss Market Index Overview” and “S&P®/ASX 200 Index Overview” below. You may receive less, and possibly significantly less, than the face amount per security if you try to sell your securities prior to maturity.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

February 2025 Page 12

Morgan Stanley Finance LLC

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due March 5, 2030

￭The amount payable on the securities is not linked to the level of the Basket at any time other than the calculation day. The ending level will be based on the level of the Basket on the calculation day, subject to postponement for non-trading days and certain market disruption events. Even if the level of the Basket increases prior to the calculation day but then decreases by the calculation day, the maturity payment amount may be less, and may be significantly less, than it would have been had the maturity payment amount been linked to the level of the Basket prior to such decrease. Although the actual level of the Basket on the maturity date or at other times during the term of the securities may be higher than the ending level, the maturity payment amount will be based solely on the level of the Basket on the calculation day.

￭Investing in the securities is not equivalent to investing in the basket components. Investing in the securities is not equivalent to investing directly in any of the basket components or their component stocks. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to any of the basket components or the stocks that constitute the basket components.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 5 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size

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Morgan Stanley Finance LLC

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due March 5, 2030

of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the starting level, the threshold level and the ending level and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the ending level in the event of a market disruption event or discontinuance of the basket components. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “General Terms of the Securities—Market Disruption Events,” “—Adjustments to an Index,” “—Discontinuance of an Index,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day” and “Alternate Exchange Calculation in Case of an Event of Default” in the accompanying product supplement for principal at risk securities.  In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the basket components or their component stocks), including trading in the stocks that constitute the basket components as well as in other instruments related to the basket components. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the calculation day approaches. Some of our affiliates also trade the stocks that constitute the basket components and other financial instruments related to the basket components on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting level, and, therefore, could increase the level at or above which the Basket must close on the calculation day so that investors do not suffer a significant loss on their initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities, including on the calculation day, could adversely affect the level of the basket components on the calculation day, and, accordingly, the amount of cash an investor will receive at maturity, if any.

￭The maturity date may be postponed if the calculation day is postponed. If the scheduled calculation day is not a trading day or if a market disruption event occurs on that day so that the calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the securities will be postponed to the third business day following that calculation day as postponed.

￭Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the basket components to which the securities are linked.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information About the Securities—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for principal at risk securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an

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Morgan Stanley Finance LLC

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due March 5, 2030

investment in the securities. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Basket

￭Changes in the levels of the basket components may offset each other.  Level movements in the basket components may not correlate with each other.  At a time when the levels of one or more basket components increase, the values of the other basket components may not increase as much, or may even decline.  Therefore, in calculating the basket components’ performance on the calculation day, increases in the levels of one or more basket components may be moderated, or wholly offset, by lesser increases or declines in the levels of other basket components.

￭The basket components are not equally weighted. The securities are linked to a basket of five basket components, and the basket components have significantly different weights in determining the value of the basket. The same percentage change in each of the basket components would therefore have different effects on the ending level because of the unequal weighting. For example, if the weighting of one basket component is greater than the weighting of another basket component, a 5% decrease in the level of the basket component with the greater weighting will have a greater impact on the ending level than a 5% increase in the level of the basket component with the lesser weighting.

￭The securities are subject to risks associated with investments in securities linked to the value of foreign equity securities – The securities are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Although the equity securities included in the Underliers are traded in foreign currencies, the value of your securities (as measured in U.S. dollars) will not be adjusted for any exchange rate fluctuations. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

￭Adjustments to the basket components could adversely affect the value of the securities. The publisher of each basket component may add, delete or substitute the stocks constituting such basket component or make other methodological changes that could change the level of the basket component. The publisher of each basket component may discontinue or suspend calculation or publication of the basket component at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued basket component and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. If the calculation agent determines that there is no appropriate successor index for such index, the maturity payment amount on the securities will be an amount based on the closing prices at maturity of the securities

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Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due March 5, 2030

composing such basket component at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the such basket component last in effect prior to discontinuance of such basket component.

￭Historical levels of the basket components should not be taken as an indication of the future performance of the basket components during the term of the securities. No assurance can be given as to the level of the basket components at any time, including on the calculation day, because historical levels of the basket components do not provide an indication of future performance of the basket components.

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Morgan Stanley Finance LLC

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due March 5, 2030

Basket Overview

The Basket will represent a portfolio of the following five basket components, with the return of each basket component having the weighting noted parenthetically:  EURO STOXX 50® Index (40.00%), the Nikkei Stock Average (25.00%), the FTSE® 100 Index (17.50%), the Swiss Market Index (10.00%) and the S&P®/ASX 200 Index (7.50%). The level of the Basket will increase or decrease depending upon the aggregate performance of the basket components.  For more information regarding the basket components, see “EURO STOXX 50® Index Overview,” “Nikkei Stock Average Overview,” “FTSE® 100 Index Overview,” “Swiss Market Index Overview” and “S&P®/ASX 200 Index Overview.” The Basket does not reflect the performance of all major securities markets.

While historical information on the level of the Basket does not exist, the following graph sets forth the hypothetical historical daily levels of the Basket for the period from January 1, 2020 to February 24, 2025, assuming that the Basket was constructed on January 1, 2020 with a starting level of 100 and that each of the basket components had the applicable weighting as of such day. We obtained the closing levels and other information used by us in order to create the graph below from Bloomberg Financial Markets (“Bloomberg”) without independent verification.

The hypothetical historical basket levels, as calculated solely for the purposes of the offering of the securities, fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the levels of the Basket during any period shown below is not an indication that the percentage change in the level of the Basket is more likely to be positive or negative during the term of the securities.  The hypothetical historical levels do not give an indication of future levels of the Basket.

There can be no assurance that the performance of the Basket will not result in a loss of the principal amount of the securities.

The Basket Daily Closing Levels January 1, 2020 to February 24, 2025

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Morgan Stanley Finance LLC

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due March 5, 2030

EURO STOXX 50® Overview

The EURO STOXX 50® Index was created by STOXX® Limited, a part of Qontigo, which is a wholly owned subsidiary of Deutsche Börse AG. Publication of the EURO STOXX 50® Index began on February 26, 1998, based on an initial index value of 1,000 at December 31, 1991. The component stocks of the EURO STOXX 50® Index represent the performance of the 50 largest companies among the 20 STOXX® supersectors in terms of free float market capitalization, which includes stocks selected from 8 Eurozone countries. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors. For additional information about the EURO STOXX 50® Index, see the information set forth under “EURO STOXX 50® Index” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the SX5E Index for the period from January 1, 2020 through February 24, 2025. The closing level of the SX5E Index on February 24, 2025 was 5,453.76. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The SX5E Index has at times experienced periods of high volatility. You should not take the historical levels of the SX5E Index as an indication of its future performance, and no assurance can be given as to the closing level of the Sx5E Index on the calculation day.

EURO STOXX 50® Index Daily Closing Levels January 1, 2020 to February 24, 2025

“EURO STOXX 50®” and “STOXX®” are registered trademarks of STOXX® Limited. For more information, see “EURO STOXX 50® Index” in the accompanying index supplement.

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Morgan Stanley Finance LLC

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due March 5, 2030

Nikkei Stock Average Overview

The Nikkei Stock Average, which we also refer to as the Nikkei 225 Index, is a stock index calculated, published and disseminated by Nikkei Inc. (formerly known as Nihon Keizai Shimbun, Inc.), which we refer to as Nikkei. The Nikkei Stock Average measures the composite price performance of 225 underlying stocks, which represent a broad cross-section of Japanese industries, trading on the Prime Market of the Tokyo Stock Exchange (the “TSE”). Stocks must be listed on the Prime Market of the TSE in order to be included in the Nikkei Stock Average. Nikkei rules require that the 75 most liquid issues (one-third of the component count of the Nikkei Stock Average) be included in the Nikkei Stock Average. Nikkei first calculated and published the Nikkei Stock Average in 1970. The 225 companies included in the Nikkei Stock Average are divided into six sector categories: technology, financials, consumer goods, materials, capital goods/others and transportation and utilities. For additional information about the Nikkei Stock Average, see the information set forth under “Nikkei Stock Average” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the NKY Index for the period from January 1, 2020 through February 24, 2025. The closing level of the NKY Index on February 24, 2025 was 38,776.94. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The NKY Index has at times experienced periods of high volatility. You should not take the historical levels of the NKY Index as an indication of its future performance, and no assurance can be given as to the closing level of the NKY Index on the calculation day.

Nikkei Stock Average Daily Closing Levels January 1, 2020 to February 24, 2025

Nikkei Inc. (“Nikkei”), the publisher of the Nikkei 225 Index, has the copyright to the Nikkei 225 Index. All rights to the Nikkei 225 Index are owned by Nikkei. We disclaim all responsibility for the calculation or other maintenance of or any adjustments to the Nikkei 225 Index. Nikkei has the right to change the contents of the Nikkei 225 Index and to cease compilation and publication of the Nikkei 225 Index. In addition, Nikkei has no relationship to us or the securities; it does not sponsor, endorse, authorize, sell or promote the securities, and has no obligation or liability in connection with the administration, marketing or trading of the securities or with the calculation of the return on your investment.

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Morgan Stanley Finance LLC

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due March 5, 2030

FTSE® 100 Index Overview

The FTSE® 100 Index, which is calculated, published and disseminated by FTSE Russell, is a free-float-adjusted index which measures the composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the London Stock Exchange. The 100 stocks included in the FTSE® 100 Index (the “FTSE Underlying Stocks”) are selected from a reference group of stocks trading on the London Stock Exchange which are in turn selected by excluding certain stocks that have low liquidity based on public float, accuracy and reliability of prices, size and number of trading days. The FTSE Underlying Stocks are selected from this reference group by selecting 100 stocks with the largest market value. For additional information about the FTSE® 100 Index, see the information set forth under “FTSE® 100 Index” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the UKX Index for the period from January 1, 2020 through February 24, 2025. The closing level of the UKX Index on February 24, 2025 was 8,658.98. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The UKX Index has at times experienced periods of high volatility. You should not take the historical levels of the UKX Index as an indication of its future performance, and no assurance can be given as to the closing level of the UKX Index on the calculation day.

FTSE® 100 Index Daily Closing Levels January 1, 2020 to February 24, 2025

“FTSE®” and “FootsieTM” are trademarks of London Stock Exchange Plc and The Financial Times Limited. For more information, see “FTSE® 100 Index” in the accompanying index supplement.

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Morgan Stanley Finance LLC

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due March 5, 2030

Swiss Market Index Overview

The Swiss Market Index® represents more than 75% of the free-float capitalization of the Swiss equity market. The Swiss Market Index® consists of the 20 largest, most highly capitalized and liquid equities of the Swiss Performance Index® traded on the SIX Swiss Exchange. The composition of the Swiss Market Index® is reviewed annually, and in order to ensure a high degree of continuity in the composition of the Swiss Market Index®, the component stocks are subject to a special procedure for addition to or removal from the Swiss Market Index® based on free-float market capitalization and liquidity. For additional information about the Swiss Market Index®, see the information set forth under “Swiss Market Index®” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the SMI Index for the period from January 1, 2020 through February 24, 2025. The closing level of the SMI Index on February 24, 2025 was 12,953.17. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The SMI Index has at times experienced periods of high volatility. You should not take the historical levels of the SMI Index as an indication of its future performance, and no assurance can be given as to the closing level of the SMI Index on the calculation day.

Swiss Market Index Daily Closing Levels January 1, 2020 to February 24, 2025

“Swiss Market Index®” and “SMI®” are trademarks of SIX Swiss Exchange. For more information, see “Swiss Market Index” in the accompanying index supplement.

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Morgan Stanley Finance LLC

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due March 5, 2030

S&P®/ASX 200 Index Overview

The S&P®/ASX 200 Index is Australia’s large capitalization tradable equity index and Australia’s institutional benchmark. The S&P®/ASX 200 Index measures the performance of the 200 largest and most liquid index-eligible stocks listed on the Australian Securities Exchange by float-adjusted market capitalization. Only stocks that are actively and regularly traded are considered for inclusion in the S&P®/ASX 200 Index. For additional information about the S&P®/ASX 200 Index, see the information set forth under “S&P®/ASX 200 Index” in the accompanying index supplement.

In addition, information about the S&P®/ASX 200 Index may be obtained from other sources including, but not limited to, the basket component publisher’s website (including information regarding the S&P®/ASX 200 Index’s (i) top ten constituents, (ii) sector weightings and (iii) country weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor any agent or dealer for this offering makes any representation that this publicly available information regarding the basket components is accurate or complete.

The following graph sets forth the daily closing levels of the AS51 Index for the period from January 1, 2020 through February 24, 2025. The closing level of the As51 Index on February 24, 2025 was 8,308.242. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The AS51 Index has at times experienced periods of high volatility. You should not take the historical levels of the AS51 Index as an indication of its future performance, and no assurance can be given as to the closing level of the AS51 Index on the calculation day.

S&P®/ASX 200 Index Daily Closing Levels January 1, 2020 to February 24, 2025

“S&P®” is a trademark of Standard and Poor’s Financial Services LLC. For more information, see “S&P®/ASX 200 Index” in the accompanying index supplement.

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Morgan Stanley Finance LLC

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due March 5, 2030

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

Tax considerations

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for principal at risk securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for principal at risk securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including

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Morgan Stanley Finance LLC

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due March 5, 2030

possible alternative treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $36.20 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $30.00 per security. In addition to the selling concession allowed to WFA, WFS may pay $1.20 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See "Plan of Distribution, Conflicts of Interest" in the accompanying product supplement for information about the distribution arrangements for the securities. References therein to "agent" refer to each of MS & Co. and WFS, as agents for this offering, except that references to "agent" in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the contingent minimum return, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Estimated Value of the Securities” beginning on page 4.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for principal at risk securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities, index supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Principal at Risk Securities dated November 16, 2023

February 2025 Page 24

Morgan Stanley Finance LLC

Market Linked Securities— Upside Participation with Contingent Minimum Return and Contingent Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due March 5, 2030

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for principal at risk securities, in the index supplement or in the prospectus.

February 2025 Page 25